UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

First BanCorp (the "Corporation") announced today its rejection of an unsolicited acquisition proposal received from Doral Financial Corporation ("Doral"). On December 2, 2010, the Corporation received a letter from Doral proposing a stock-for-stock exchange valued at $0.30 for each share of the Corporation’s common stock. Doral’s proposal contemplates that it will raise $550 million prior to transaction closing and reach a new agreement with the U.S. Treasury to exchange the Corporation’s Series G Preferred Stock the U.S. Treasury currently holds into shares of common stock of the combined company at a discount. The Corporation’s Board of Directors concluded that the acquisition proposal received from Doral is not in the best interest of the Corporation and its stockholders. A copy of the press release is incorporated herein by reference from Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No. - Description

99.1 - Press Release dated December 6, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

December 6, 2010	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 6, 2010